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UNITED STATES
SECURITIESANDEXCHANGECOMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 15, 2005

BIG SKY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-28345	72-1381282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750, 440 - 2 Avenue S.W., Calgary, Alberta, Canada T2P 5E9
(Address of principal executive offices)	(Zip Code)

403.234.8885
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

X    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 – Corporate Governance and Management

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 15, 2005, Big Sky Energy Corporation (the “Company”) announced the resignation of Thomas G. Milne as Chief Financial Officer.  Mr. Milne’s resignation was prompted by the change in business focus from Internet/broadband related activities in China to oil and gas ventures in Eurasia and other parts of the world.

Mr. Milne will remain a member of the Company’s Board of Directors.

Concurrent with the announcement of the resignation of Mr. Milne, the Company announced the appointment of Mr. Bruce H. Gaston as Chief Financial Officer.

Mr. Gaston has almost 20 years experience in financial control, risk management, capital markets, and corporate finance with a significant background in the Eurasian oil and gas marketplace. Mr. Gaston was previously a Senior Associate Director of Deutsche Morgan Grenfell based initially in London and then in Tokyo from 1992 to 1998. While in London with Deutsche Morgan Grenfell, Mr Gaston provided risk management and advisory support to the Emerging Markets and Eastern European sovereign debt trading and financial structuring business. Mr. Gaston has been a consultant with a boutique Eurasian corporate finance and risk management consultancy since late 1999, supporting several clients including the Royal Bank of Scotland Asia. Mr. Gaston has also served as a Director of Deloitte & Touche Central Asia through 2002 and was previously head of Russian Equities for Commerzbank AG in 1998 and 1999. Mr. Gaston has also served with Credit Suisse Financial Products as an Accountant and Bankers Trust as an Assistant Treasurer and started his financial career as a graduate on the trading floor of Chase Manhattan NA in 1987. Mr. Gaston has been an advisor to Eastern European governments on privatization, Oil and Gas clients on Financial Control Process Engineering, and has considerable experience in Risk Management in global markets and within the Eastern European Emerging Markets sector. Mr. Gaston's educational achievements include a BA in July 1987 from the University of New Brunswick, followed by an MSc in Economics from the University of London in December 1990.

From December 3, 2004 until his appointment as Chief Financial Officer, Mr Gaston has served as an independent director on the Board of the Company and a member of the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:       April 19, 2005

BIG SKY ENERGY CORPORATION

By: __/s/ Matthew Heysel _________

Name:  Matthew Heysel

Title:    Chief Executive Officer